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EXHIBIT 3a.3

				[STATE SEAL]

			      STATE OF COLORADO

				DEPARTMENT OF
				    STATE

				 CERTIFICATE


	I, NATALIE MEYER, Secretary of State of the State of
Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

	Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF AMENDMENT OF
U S WEST COMMUNICATIONS, INC.





Dated:  OCTOBER 18, 1993



/s/ NATALIE MEYER
---------------------------------------
SECRETARY OF STATE



























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			       STATEMENT OF
			REDUCTION OF STATED CAPITAL
				    OF
		       U S WEST COMMUNICATIONS, INC.

Pursuant to the provisions of Section 7-6-105 of the Colorado
Corporation Code, the undersigned corporation states that the following statements are true and correct:

FIRST:  The name of the corporation is U S WEST Communications, Inc.

SECOND: The following resolutions were adopted by the sole shareholder of the corporation as of October 1, 1993, in the manner prescribed by the Colorado Corporation Code:

	RESOLVED, that the stated capital of U S WEST
		  Communications, Inc. be, and it hereby is, reduced to One Dollar ($1.00) by transferring $6,592,797,000 (or such other amount as would leave a stated capital of $1.00) to capital surplus; and it is

	FURTHER RESOLVED, that the proper officers of U S WEST
		  Communications, Inc. be, and they hereby are, authorized to make such entries as shall be necessary or proper to reflect such changes in stated capital and surplus on the books of account of said corporation.

THIRD: The stated capital of the corporation after giving effect to the foregoing resolutions is One Dollar ($1.00).

FOURTH: The number of shares of the corporation outstanding at the time of such adoption was one (1); and the number of shares entitled to vote thereon was one (1).

FIFTH:  The number of shares voted for such amendment was one (1).

DATED this 11th day of October, 1993.

U S WEST Communications, Inc.

	/s/ A. GARY AMES
By:________________________________
       A. Gary Ames
       President and Chief Executive Officer

	/s/ TERRY K. STEPHENS
By:________________________________
       Terry K. Stephens
       Assistant Secretary